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                                                                   Exhibit 10(b)

                           TXU SALARY DEFERRAL PROGRAM

                     (As restated effective August 17, 2001)

Section 1. Purpose

     1.1  Purpose. The TXU Salary Deferral Program (the "Plan") was established,
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effective April 1, 1991, was amended as of April 1, 1998, and May 12, 2000, and is hereby restated as of August 17, 2001. The primary purpose of the Plan is to provide a mechanism for certain key employees of Participating Employers to defer a portion of their Salary and Bonus, motivating key employees, and recognizing the contributions of such employees to the Company as the Plan sponsor. The Plan is designed as an unfunded arrangement maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" as determined under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA Section 201(2).

Section 2. Definitions

     2.1  Definitions. Whenever used herein, the following terms shall have the
          -----------
meanings set forth below:

     (a) "Account" means the individual account maintained by the Company for each Participant for recording deferrals of Salary, Bonus and DICP Amounts made by each Participant in the Plan, Matching Awards made on behalf of each Participant in the Plan, and earnings on such Deferrals and Matching Awards.

     (b) "Adjustment Date" means the last day of each calendar quarter and such other dates as the Committee in its discretion may prescribe.

     (c) "Beneficiary" means the person or persons named by the Participant as the recipient(s) of any distribution remaining to be paid to the Participant under the Plan upon the Participant's death.

     (d)  "Board of Directors" means the Board of Directors of the Company.

     (e) "Bonus" means the cash portion of any future bonus or incentive award paid by a Participating Employer to a Participant with respect to services to be performed by a Participant during a Plan Year under an incentive plan adopted by such Participating Employer.

     (f) "Business Unit" means a subsidiary, division or operating unit of the Company designated by the Chief Executive of the Company which will focus on its own unique products, services and markets.

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     (g)  "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"); or (ii) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or (iii) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; or (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or other business combination transaction pursuant to which the Company is not the surviving ultimate parent entity; or (vi) the Company is a party to a merger, consolidation, reorganization or other business combination transaction which requires the approval of the shareholders of the Company and which results in an increase of 20% or more in the number of Voting Securities outstanding. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent

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          Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

     (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Committee" means the Salary Deferral Program Administrative Committee whose members are appointed from time to time by the Board of Directors or the Chief Executive of the Company.

     (j)  "Company" means TXU Corp., its successors and assigns.

     (k) "Deferral" means the deferral of Salary, Bonus and/or DICP Amounts under this Plan as provided for in Section 4 hereof.

     (l) "Deferral Period" means the period of deferral, beginning with the first day of the applicable Plan Year, which shall be seven years for the Seven Year Option and which shall be the period ending with Retirement for the Retirement Option. Notwithstanding the foregoing, the Deferral Period shall end on the date of death, Disability, or termination of employment and, to the extent that amounts otherwise eligible for distribution under this Plan combined with the Participant's other remuneration exceeds the Applicable Employee Remuneration for such year, and subject to the subsequent Transition Provision, the Deferral Period for such excess amount shall end with Retirement or such earlier date as of which such amounts, or any part thereof, combined with other remuneration does not exceed the Applicable Employee Remuneration. For purposes of this definition, "Applicable Employee Remuneration" means applicable employee remuneration as that term is defined in Section 162(m), or any successor provision, of the Code. Transition Provision:
          Notwithstanding any other provisions contained herein, the Deferral Period for amounts subject to an Election made for periods prior to April 1, 1995, shall be the Deferral Period applicable at the time of the Election.

     (m) "DICP" means the TXU Deferred and Incentive Compensation Plan, as it may be amended from time to time.

     (n) "DICP Amounts" means amounts which would mature and be distributed under the DICP and which may be deferred hereunder in the manner and subject to the provisions prescribed herein.

     (o) "Disability" shall have the meaning given to it under the TXU Long-Term Disability Income Plan.

     (p) "Early Retirement" means Retirement at age fifty-five or later but prior to Normal Retirement.

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     (q)  "Eligible Employee" means, for Plan Years beginning on or before April
          1, 2001, an employee of a Participating Employer whose Salary as of January 1, 1991, is $80,000 or more such threshold amount to be indexed as of January 1 of each subsequent year is consistent with the Consumer Price Index for such year. For Plan years beginning on or after January 1, 2002, "Eligible Employee" shall mean an employee of a Participating Employer whose Salary, as of October 1 of the previous year, meets or exceeds a threshold Salary level (which shall not be less than $100,000) established by the Plan Administrator for each Plan Year based on such factors as the Plan Administrator deems appropriate.

     (r) "Matching Award" means contributions made by the Participating Employers pursuant to Section 5.1 herein.

     (s)  "Normal Retirement" means Retirement at age sixty-two or later.

     (t) "Participant" means an Eligible Employee who elects to participate in the Plan and whose Account(s) has not been completely distributed.

     (u) "Participating Employer" means the Company and each of its subsidiaries, affiliates or Business Units which are approved by the Committee for participation in this Plan. The Participating Employers, as of the date of the restatement of this Plan, are listed on Exhibit "A" attached hereto. Participation in the Plan by additional Participating Employers will commence as of the beginning of the Plan Year following Committee approval of such participation.

     (v) "Plan Administrator" means the person(s) or entities appointed by the Committee to assist in carrying out the operation of the Plan.

     (w) "Plan Year" means, with respect to Plan Years beginning on or prior to April 1, 2001, the twelve-month period beginning April 1 and ending March 31; provided that, beginning January 1, 2002, Plan Year shall mean the twelve-month period beginning January 1 and ending December
          31. A special transition rule shall apply to the Plan Years beginning April 1, 2001 and January 1, 2002, as described in Section 3.2 hereof.

     (x) "Rate" means the earnings rate to be applied to certain Deferrals and Matching Awards under Section 6.2 and pursuant to Section 9.1 hereof for the Deferral Period which shall be the greater of: (i) the actual earnings rate, as determined by the Trustee, for assets held in Trust under the Seven-Year Option and invested in accordance with the provisions of Section 6.2; and (ii) the Alternative Rate. The term "Alternative Rate" shall mean the average earnings rate, as determined by the Trustee, of

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          interest rates payable on Treasury Notes of the United States
          Government with a maturity period of ten years. Income credited under the Alternative Rate shall be determined by multiplying the Alternative Rate for the Plan Year within the Deferral Period times the average balance in the Account for such Plan Year, including income earned for prior periods. Income on all Accounts under the Plan shall be deemed to have been earned on a consistent basis.

     (y) "Retirement" means retirement from a Participating Employer upon attaining age 65, or as early as attaining age 55 with at least 15 years of accredited service, under the TXU Retirement Plan, or a successor plan.

     (z) "Retirement Option" means the option to defer receipt of certain amounts of Salary, Bonus and/or DICP Amounts until Retirement.

     (aa) "Salary" means the annualized rate of normal base pay earnings, prior to any deferrals, of an Employee exclusive of overtime, bonuses or any fringe benefits.

     (bb) "Seven Year Option" means the option to defer receipt of certain amounts of Salary, Bonus and/or DICP Amounts for seven years.

     (cc) "Trust" means the trust established by the Company to assist it in meeting its obligations under the Plan.

     (dd) "Trustee" means the trustee appointed by the Committee to hold assets of the Plan.

     (ee) "Vesting Period" means the period beginning with the date of the beginning of the Plan Year of deferral and ending with the end of the seventh Plan Year.

Section 3. Deferral Eligibility and Participation

     3.1  Eligibility. An Eligible Employee shall be eligible to participate in
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the Plan as of the date that he satisfies the eligibility requirements set forth herein. All Eligible Employees will be given the opportunity, annually during an election period prior to the beginning of a Plan Year, to participate in the Plan during such Plan Year. Different annual election periods may apply to Deferrals of Salary and Bonus, on the one hand, and DICP Amounts, on the other hand. Individuals who first become Eligible Employees during the Plan Year shall be notified of their eligibility and shall be given the opportunity, during the thirty (30) day period following such notification, to participate in the Plan for the remainder of such Plan Year. Elections with regard to participation during a Plan Year shall be irrevocable.

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     3.2  Special Transition Rule for Plan Years Beginning April 1, 2001 and
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          January 1, 2002.
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The following special transition rule shall apply for the Plan Years beginning
April 1, 2001 and January 1, 2002. The Plan Year beginning April 1, 2001 shall continue for the full twelve-month period ending March 31, 2002, and deferral elections for such Plan Year shall continue in effect through its expiration on March 31, 2002. For the period beginning January 1, 2002 through March 31, 2002, the Plan Year beginning April 1, 2001 shall run concurrently with the Plan Year beginning January 1, 2002, and, during such period, Eligible Employees may elect to participate concurrently under both the Plan Year beginning April 1, 2001 and the Plan Year beginning January 1, 2002. Alternatively, Eligible Employees may choose to have their deferral elections for the Plan Year beginning January 1, 2002, begin on April 1, 2002, and end on December 31, 2002. The elections with respect to such transition rule shall be made at the time elections are made with respect to the Plan Year beginning January 1, 2002.

     3.3  Participation. All Eligible Employees may elect to participate in this
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Plan, and defer Salary, Bonus and/or DICP Amounts, in the manner prescribed in
Section 4.1 below.

Section 4. Election to Defer

     4.1  Deferral Election. An Eligible Employee may elect, irrevocably, by
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written notice to the Plan Administrator on an election form, at the time(s), and in the manner prescribed by the Plan Administrator, to make Deferrals during the Plan Year of a percentage of Salary and/or Bonus, under the Retirement Option, the Seven Year Option, or a combination thereof, in one percent (1%) increments, up to a maximum of fifty percent (50%) of Salary and one hundred percent (100%) of Bonus. Additionally, an Eligible Employee may elect, irrevocably, by written notice to the Plan Administrator on an election form, at the time(s), and in the manner prescribed by the Plan Administrator, to make DICP Deferrals under the Retirement Option, the Seven Year Option, or a combination thereof, in one percent (1%) increments up to a maximum of one hundred percent (100%) of DICP Amounts; provided that such DICP Deferral election is made at least twelve months prior to the date that such amounts would otherwise mature under the DICP.

     4.2  Salary Deferrals. Salary deferred under the Plan will be ratably
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deducted in each pay period during the Plan Year.

     4.3  Bonus Deferrals. Bonus deferred under the Plan will be deferred at the
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time that the Bonus would otherwise have been paid.

     4.4  Deferrals of DICP Amounts. Amounts which would otherwise mature under
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the DICP but are deferred hereunder, will be deferred immediately prior to the time that such amounts would otherwise mature under the terms of the DICP.

Section 5. Matching Awards, Vesting, and Forfeitures.

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     5.1  Matching Awards. Each Participating Employer shall contribute to the
          ---------------
Account of each Participant employed by such Participating Employer, as a Matching Award, an amount equal to one hundred percent (100%) of the Participant's Salary Deferral up to a maximum Salary Deferral of eight percent (8%). Such contribution shall be credited at the time of the crediting of the Salary Deferral amount to be matched. Notwithstanding the foregoing, Eligible Employees who first become eligible to participate in the DICP for a DICP plan year beginning on or after April 1, 2002, as well as Eligible Employees who were eligible for, but were not participating in, the DICP on January 1, 2002, shall be entitled to receive the Matching Awards provided for under the terms of the DICP, but shall not be eligible to receive Matching Awards hereunder while they are eligible to participate in the DICP.

     5.2  Vesting. Subject to the forfeiture provisions of Section 5.3, a
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Participant shall at all times be one hundred percent (100%) vested in the
Participant's Salary Deferrals, Bonus Deferrals, DICP Deferrals and all earnings thereon. A Participant shall be one hundred percent (100%) vested in the Participant's Matching Awards, and on income earned on such Matching Awards at the end of the Vesting Period. Notwithstanding any other provision of this Plan, a Participant's Account shall become one hundred percent (100%) vested upon the Participant's Normal Retirement, death, or Disability regardless of the applicable Vesting Period.

     5.3  Forfeitures. The following amounts shall be forfeited from a
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Participant's Account as of the date upon which the forfeiture is created:

     (a)  Seven Year Option Forfeitures.
          -----------------------------

          (1)  Early Retirement. An amount equal to four percent (4%) of the
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               portion of the Participant's Account balance relating to Matching
               Awards and earnings thereon, and Salary Deferrals subject to Matching Awards and earnings thereon, for each full year Retirement occurs prior to Normal Retirement shall be forfeited.

          (2)  Termination for other than Death, Disability or Retirement. If
               ----------------------------------------------------------
               termination of service with the Company occurs for reasons other than death, Disability, or Retirement, Matching Awards and all earnings thereon shall be forfeited.

     (b)  Retirement Option Forfeitures.
          -----------------------------

          (1)  Early Retirement. An amount equal to four percent (4%) of the
               ----------------
               Participant's Account balance relating to non-vested Matching Awards and earnings thereon, and Salary Deferrals subject to Matching Awards and earnings thereon, for each full year Retirement occurs prior to Normal Retirement shall be forfeited.

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          (2)  Termination for other than Death, Disability or Retirement. If
               ----------------------------------------------------------
               termination of service with the Company occurs for reasons other than death, Disability, or Retirement, Matching Awards and all earnings thereon for Plan Years which are nonvested, shall be forfeited.

Section 6. Investments and Earnings

     6.1  Investments and Earnings For Deferrals and Matching Awards After April
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1, 1998. With respect to Salary and Bonus Deferrals and Matching Awards made
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from and after April 1, 1998, and DICP Amounts deferred hereunder, the amount credited to a Participant's Account shall be adjusted as of each Adjustment Date to reflect such gain, loss and/or expenses incurred based on the experience of the investments selected by the Participant prior to the date prescribed by the Committee for the investment of his or her Account and taking into account additional Deferrals credited to and distributions made from such Account since the last Adjustment Date. The Committee shall have sole and absolute discretion with respect to the number and type of investment choices made available for selection by Participants, the timing and manner of Participant investment elections and the method by which adjustments are made. The designation of investment choices by the Committee shall be for the sole purpose of adjusting Accounts pursuant to this Section and this provision shall not obligate the Participating Employers to invest or set aside any assets for the payment of benefits hereunder; provided, however, that a Participating Employer may invest a portion of its general assets in investments, including investments which are the same as or similar to the investment choices designated by the Committee and selected by Participants, but any such investments shall remain part of the general assets of such Participating Employer and shall not be deemed or construed to grant a property interest of any kind to any Participant, designated beneficiary or estate. The Committee shall notify the Participants of the investment choices available and the procedures for making and changing investment elections.

     6.2  Investments and Earnings For Deferrals and Matching Awards Made Prior
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to April 1, 1998. The Trustee shall continue to invest Salary Deferrals and
----------------
Matching Awards made prior to April 1, 1998 under the Seven Year Option, together with all earnings on such Salary Deferrals and Matching Awards, in a fixed income fund of investment grade securities under investment guidelines established by the Committee. The Trustee shall continue to invest all other contributions to Participants' Accounts made prior to April 1, 1998 in a manner consistent with investment guidelines established by the Committee. At the time of distribution of the portion of Accounts attributable to Salary Deferrals and Matching Awards made prior to April 1, 1998, Participants will receive their Account balances relating to such pre-April 1, 1998 Salary Deferrals and Matching Awards, including income determined by applying the Rate.

Section 7. Participant Accounts

     7.1  Separate Accounts. The Plan Administrator shall establish and maintain
          -----------------
separate individual Accounts for each Participant for deferrals of Salary, Bonus and DICP Amounts, Matching Awards and earnings thereon for each Plan Year.

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     7.2  Unsecured Interest. No Participant or Beneficiary shall have any
          ------------------
security interest whatsoever in any assets of the Company or any Participating Employer. To the extent that any person acquires a right to receive payments under the Plan, such right shall not be secured or represented by any assets of the Company or any Participating Employer.

Section 8. Distribution of Accounts

     8.1  Value of Participant's Accounts.
          -------------------------------

          (a)  Deferrals and Matching Awards Made On or After April 1, 1998. The
               ------------------------------------------------------------
               value of the portion of a Participant's Account relating to Salary and Bonus Deferrals and Matching Awards made on or after April 1, 1998, and deferrals of DICP Amounts, shall be determined based upon the amount credited to such Account as of the most recent Adjustment Date plus any Deferrals and Matching Awards credited to such Account since such Adjustment Date.

          (b)  Deferrals and Matching Awards Made Prior to April 1, 1998. The
               ---------------------------------------------------------
               value of the portion of a Participant's Account relating to Salary Deferrals and Matching Awards made prior to April 1, 1998 shall be determined as of the last day of the applicable Deferral Period, or, if earlier, at termination of employment.

          (c)  Reduction of Accounts Upon Distributions and Forfeitures. The
               --------------------------------------------------------
               amount of each distribution made with respect to an Account and any forfeiture amounts applied pursuant to Section 5.3 shall be deducted from the balance credited to such Account at the time of distribution or forfeiture.

     8.2  Form and Timing of Distribution. The value of the Participant's
          -------------------------------
Accounts at distribution shall be paid in cash, as follows:

          (a)  Seven-Year Option - in a lump-sum distribution as soon as
               -----------------
               practicable after the end of the Deferral Period or, if earlier, termination of employment, but in no event later than sixty days following such date. No interest shall accrue or be paid for the period from the end of the Deferral Period until distribution.

          (b)  Retirement Option -
               -----------------

               (i)  If Participant Retires - in annual installments over the
                    ----------------------
                    period certain selected by the Participant from one to ten years, or fifteen years, or twenty years, commencing in the year after, but in any event at least twelve months following the date of Retirement. With respect to the portion of the Participant's Account relating to Salary and Bonus Deferrals and Matching Awards made on or after

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

                    April 1, 1998 and DICP Amounts, the Participant shall have a one-time, irrevocable election prior to the commencement of such installments to have such installments paid: (1) on a fixed annuity basis using a fixed annuity rate of return determined by the Committee ("Fixed Annuity"); or (2) on a variable annuity basis taking into consideration the earnings and losses credited to the Participant's Account as a result of the investment return tracking elections made by the Participant during the annuity period ("Variable Annuity"); or (3) a combination of a Fixed Annuity and a Variable Annuity as selected by the Participant in 1% increments. With respect to the portion of the Participant's Account relating to Salary Deferrals and Matching Awards made prior to April 1, 1998, such installments shall be in a fixed amount which shall amortize the value of such portion of the Participant's Account over twenty annual installments using the Rate as a projected earnings rate of return. In the event of the death of a Participant or Beneficiary during the distribution period, the Plan Administrator may direct that the remainder of the Account be distributed to the estate of the Participant or Beneficiary in a lump-sum distribution as soon as practicable after death occurs.

               (ii) If Participant Terminates - in a lump-sum distribution as
                    -------------------------
                    soon as practicable after termination occurs but in no event later than sixty days following such date. No interest shall accrue or be paid for the period from the date of termination until distribution.

Section 9. Certain Elections for Pre-April 1, 1998 Participants

     9.1 Election to Continue Under Prior Plan Provisions. Notwithstanding
         ------------------------------------------------
anything herein to the contrary, Eligible Employees who, as of March 31, 1998, were Participants in this Plan will be given the opportunity, pursuant to a one-time, irrevocable written election, to have certain Plan provisions relating to permitted Deferrals, Matching Awards and investments which were in effect immediately prior to the effective date of the restatement of this Plan and are described in Exhibit "B" attached hereto and incorporated herein by reference (the "Prior Plan Provisions") apply with respect to their future Plan participation. Such election shall be made at the time and on an election form prescribed by the Committee.

     9.2 Election for Investment of Pre-April 1, 1998 Deferrals and Matching
         -------------------------------------------------------------------
Awards. Notwithstanding anything herein to the contrary, Eligible Employees who,
------
as of March 31, 1998, were Participants in this Plan and who do not make the election provided for in Section 9.1 to have the Prior Plan Provisions apply to their future Plan participation, will be given the opportunity, pursuant to a one-time, irrevocable written election, to have the investment

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

provisions set forth in Section 6.1 and the valuation provisions set forth in
Section 8.1(a) apply to the entirety of their Account, including Salary Deferrals and Matching Awards made prior to April 1, 1998. Such election shall be made at the time and on an election form prescribed by the Committee. The Account of each Participant who makes such election shall be valued as of March 31, 1998 using the actual rate of return of such Account assets in accordance with the investment provisions of Section 6.2. From and after April 1, 1998, the provisions of Sections 6.2 and 8.1(b) shall not apply to any portion of their Account. Furthermore, the rate of return calculated under Section 8.2(b) shall, with respect to the Participant's entire Account, be the actual rate of return credited to the Participant's Account as of the Adjustment Date in accordance with Section 6.1.

Section 10. Nontransferability

     10.1 Nontransferability. In no event shall the Company or any Participating
          ------------------
Employer make any distribution or payment under this Plan to any assignee or creditor of a Participant or a Beneficiary. Prior to the time of a distribution or payment hereunder, a Participant or a Beneficiary shall have no right by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan.

Section 11. Designation of Beneficiaries

     11.1 Specified Beneficiary. A Participant shall designate a Beneficiary or
          ---------------------
Beneficiaries who, upon the Participant's death are to receive the amounts that otherwise would have been paid to the Participant. All Beneficiary designations shall be in writing and signed by the Participant, and shall be effective only if and when delivered to the Plan Administrator during the lifetime of the Participant. A Participant may, from time to time during his lifetime, change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Plan Administrator. The payment of amounts shall be in accordance with the last unrevoked written designation of the Beneficiary that has been signed and so delivered.

     11.2 Estate as Beneficiary. If a Participant designates a Beneficiary
          ---------------------
without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distributions whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. In the event a Participant shall not designate a Beneficiary or Beneficiaries, or if, for any reason, such designation shall be ineffective, in whole or in part, as determined solely in the discretion of the Plan Administrator, the distribution that otherwise would have been paid to such Participant shall be paid to the Participant's estate.

Section 12. Rights of Participants

     12.1 Employment. Nothing in the Plan shall alter or interfere in any way
          ----------
with the employment relationship between Participants and Participating Employers, nor limit in any way the right of the Company or any Participating Employer to terminate any Participant's employment at any time. This Plan shall not confer upon any Participant any right to continue in the employ of the Company or any Participating Employer.

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

Section 13. Administration

     13.1 Administration. The Committee shall be responsible for the
          --------------
administration of the Plan. The Committee is authorized, in its sole discretion, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan, shall be final and shall be binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall appoint a Plan Administrator to assist in carrying out the operations of the Plan and a Trustee of the Trust to accompany the Plan.

     13.2 Annual Reports. The Plan Administrator shall render annually a written
          --------------
report to each Participant which shall set forth, at a minimum, the Participant's Account balances as of the end of the most recent Plan Year.

Section 14. Amendment or Termination of the Plan

     14.1 Amendment or Termination of the Plan. The Board of Directors may
          ------------------------------------
amend, terminate, or suspend the Plan at any time. Any such amendment, termination, or suspension of the Plan shall be effective on such date as the Board of Directors may determine. An amendment or modification of the Plan may affect Participants at the time thereof as well as future Participants, but no amendment or modification of the Plan for any reason may diminish any Participant's Accounts as of the effective date thereof. As soon as practical, but in no event more than fifteen (15) days following Plan termination, the Participating Employers shall make irrevocable contributions to the Trust in an aggregate amount, as determined by the Committee, which when added to the total value of the assets of the Trust at such time equals the total amount credited to all Accounts as of the date of Plan termination. Each Participant shall receive, as soon as practical after Plan termination, but in any event within thirty (30) days following Plan termination, a lump sum distribution of his Account based on the value of his Account as of the date of Plan termination.

Section 15. Corporate Changes

     15.1 Dissolution or Liquidation. Notwithstanding any provision herein to
          --------------------------
the contrary, upon the dissolution or liquidation of the Company, the Participants' Accounts shall vest as of the day preceding the date of dissolution or liquidation and shall not be subject to the forfeiture provisions of this Plan. The Company shall cause the full amount of each Participant's Account to be paid in cash in a lump sum to the Participant, or his Beneficiary, as soon as is practicable, but in no event later than sixty days following the date of dissolution or liquidation.

     15.2 Change in Control. Notwithstanding anything in this Plan to the
          -----------------
contrary, in the event of a Change in Control: (i) the Participants' Accounts shall vest as of the day immediately preceding the date of such Change in Control and shall not be subject to the forfeiture provisions of this Plan, and
(ii) the Participating Employers shall, as soon as possible, but in any event within thirty (30) days, following such Change in Control, make irrevocable contributions to the

Trust in an aggregate amount which, when added to the total value of the assets of the Trust at such time, equals the total amount credited to all Accounts as of the date of such Change in Control. Thereafter, the Participating Employers shall make monthly contributions to the Trust in aggregate amounts sufficient to maintain the total value of Trust assets at an amount equal to the total amount credited to all Accounts. Notwithstanding any provision of this Plan to the contrary, no action taken on or within two years following such Change in Control to amend or terminate this Plan shall be effective unless written consent thereto is obtained from a majority of the Participants.

Section 16. Requirements of Law

     16.1 Governing Law. The Plan, and all agreements hereunder, shall be
          -------------
construed in accordance with and governed by the laws of the State of Texas.

Section 17. Withholding Taxes

     17.1 Withholding Taxes. The Company shall have the right to deduct from all
          -----------------
cash payments under the Plan or from a Participant's compensation an amount necessary to satisfy any federal, state, or local withholding tax requirements.

Section 18. Investment and Funding

     18.1 Trust. The benefits to be derived by Participants in the Plan will be
          -----
funded through the Trust, provided, however, that any assets held by the Trust shall at all times be subject to the claims of judgment creditors of the Company.

     18.2 Funding of Trust. With respect to Deferrals made under the Seven Year
          ----------------
Option, the Participating Employers shall, promptly after Deferrals are credited to Participants' Accounts, provide the Trust with resources in amounts equal to the amounts of such Deferrals. With respect to Deferrals made under the Retirement Option, the Participating Employers shall fund the Trust through the purchase of corporate owned life insurance or such other Trust assets as may be determined by the Committee from time to time.

     18.3 Distributions from Trust. If Trust assets allocated to any
          ------------------------
Participant's Account for a Plan Year are less than the amount required to affect a distribution to such Participant provided for in this Plan, the applicable Participating Employer will pay such difference either through the Trust or directly to the Participant. If, after all obligations to Participants hereunder have been fully satisfied, there remain assets in the Trust, such excess amounts shall be returned to the Company.

     18.4 Funding and Distribution Requirements Under Certain Circumstances. The
          -----------------------------------------------------------------
provisions of this Section 18 shall be subject to (and, if deemed to be contradicting, overridden by) the provisions of Section 15 of this Plan.

             EXECUTED effective as of the 17th day of August, 2001.

                                    TXU CORP.


                                    By: /s/ Peter B. Tinkham
                                        -------------------------------------
                                           Peter B. Tinkham,
                                           Secretary and Assistant Treasurer

                                   EXHIBIT "A"

                             PARTICIPATING EMPLOYERS
                              As of August 17, 2001

                                    TXU Corp.
                          TXU Energy Industries Company
                              TXU Electric Company
                                 TXU Gas Company
                                TXU Fuel Company
                               TXU Mining Company
                          TXU Business Services Company
                                TXU SESCO Company
                             TXU Properties Company
                              Basic Resources Inc.
                              Chaco Energy Company

                             PARTICIPATING EMPLOYERS
                              As of January 1, 2002

           TXU Corp. and each of its direct and indirect United States subsidiary companies other than TXU
                  Communications Ventures Company ("Ventures")
                        and the subsidiaries of Ventures

                                   EXHIBIT "B"

                              Prior Plan Provisions

     The following provisions shall apply to all future Plan participation of Participants who make the one-time irrevocable election to continue to be governed by the Prior Plan Provisions in Section 9.1 of the Plan:

     1.   Deferral Election. The Participant may elect, irrevocably, by written
          -----------------
notice to the Plan Administrator on an election form and in the manner prescribed by the Plan Administrator, to defer a percentage of Salary, in one percent (1%) increments not to exceed a maximum of ten percent (10%), during each Plan Year, in the Retirement Option, the Seven Year Option, or a combination thereof. Deferrals of Bonus shall not be permitted.

     2.   Matching Awards. The Company shall contribute to each Participant's
          ---------------
Account, as a Matching Award, an amount equal to one hundred percent (100%) of the amount of Salary deferred by the Participant. Such contribution shall be credited at the time of the crediting of the Salary Deferral amount to be matched.

     3.   Investments, Earnings and Valuation.
          -----------------------------------

          (a) The Trustee shall invest, as soon as administratively feasible, all contributions received for Accounts held in Trust under the Seven Year Option of the Plan in a fixed income fund of investment grade securities under investment guidelines established by the Committee. Interest received on the investments shall be reinvested in such fund. All other contributions shall be invested in accordance with investment guidelines established by the Committee.

          (b) At the time of distribution, the Participant will receive his Account balance including income determined by applying the Rate.

          (c) The total of all assets held by the Trustee for Accounts held in Trust will be deemed held in an unsegregated fund for valuation purposes. Each month the Trustee shall determine the value of each unit by dividing the current value of the fund by the total number of units held in all such Accounts. The value of Accounts held in Trust under the Retirement Option of the Plan shall be determined in the same manner as amounts deferred under the Seven Year Option of the Plan.

     4.   Forfeitures. The following provisions shall apply with respect to
          -----------
forfeitures in lieu of the provisions of Section 5.3 of the Plan. The amounts described below shall be forfeited from an Account as of the date upon which the forfeiture is created:

          (a)  Seven Year Option Forfeitures.
               -----------------------------

               (i)  Early Retirement. An amount equal to four percent (4%) of
                    ----------------
                    the total Account balance for each full year Retirement occurs prior to Normal Retirement shall be forfeited.

               (ii) Termination for other than Death, Disability or Retirement.
                    ----------------------------------------------------------
                    If termination of service with the Company occurs for reasons other than death, Disability, or Retirement, income on and contributions to the Matching Account shall be forfeited and income in excess of six percent (6%) per annum credited to Salary Deferrals shall be forfeited.

          (b)  Retirement Option Forfeitures.
               -----------------------------

               (i)  Early Retirement. An amount equal to four percent (4%) of
                    ----------------
                    the total Account balance for all non-vested Plan Years for each full year Retirement occurs prior to Normal Retirement shall be forfeited.

               (ii) Termination for other than Death, Disability or Retirement.
                    ----------------------------------------------------------
                    If termination of service with the Company occurs for reasons other than death, Disability, or Retirement, income earned on and contributions to the Matching Account, for Plan Years which are nonvested, shall be forfeited and income in excess of six percent (6%) per annum credited to Salary Deferrals shall be forfeited for all nonvested Plan Years.

     5.   Value of a Participant's Account. The cash value of a Participant's
          --------------------------------
Account shall be determined as of the last day of the applicable Deferral Period, or, if earlier, at termination of employment.

     6.   Form and Timing of Distributions. The following provisions shall apply
          --------------------------------
with respect to the form and timing of distributions in lieu of Section 8.2 of the Plan. The value of a Participant's Account at distribution shall be paid in cash as follows:

          (a)  Seven-Year Option - in a lump-sum distribution as soon as
               -----------------
               practicable after the end of the Deferral Period or, if earlier, termination of employment, but in no event later than sixty days following such date. No interest shall accrue or be paid for the period from the end of the Deferral Period until distribution.

          (b)  Retirement Option -
               -----------------

               (i)  If Participant Retires - in twenty annual installments
                    ----------------------
                    beginning twelve months after the date of such

                    Retirement. Such installments shall be in a fixed amount which shall amortize the value of the Participant's Account over twenty annual installments using the Rate as a projected earnings rate of return. In the event of the death of the Participant or Beneficiary during the distribution period, the Plan Administrator may direct that the remainder of the Account be distributed to the estate of the Participant or Beneficiary in a lump-sum distribution as soon as practicable after death occurs.

               (ii) If Participant Terminates - in a lump-sum distribution as
                    -------------------------
                    soon as practicable after termination occurs but in no event later than sixty days following such date. No interest shall accrue or be paid for the period from the date of termination until distribution.

     7. Certain Inapplicable Provisions. The provisions of Sections 3.3, 4.1,
        -------------------------------
4.3, 5.1, 5.3, 6.1 and 8.1(a) of the Plan shall not apply and shall be of no force or effect with respect to any portion of the Participant's Account or his prior or future Plan participation. All of the remaining provisions of the Plan shall remain in full force and effect.

                                       TXU

                             Salary Deferral Program



This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

August 17, 2001